CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-164298 on Form N-1A of our report dated May 28, 2026, relating to the financial statements and financial highlights of DoubleLine Total Return Bond Fund, DoubleLine Core Fixed Income Fund, DoubleLine Emerging Markets Fixed Income Fund, DoubleLine Low Duration Bond Fund, DoubleLine Flexible Income Fund, DoubleLine Low Duration Emerging Markets Fixed Income Fund, DoubleLine Long Duration Total Return Bond Fund, DoubleLine Global Bond Fund, DoubleLine Emerging Markets Local Currency Bond Fund, DoubleLine Strategic Commodity Fund, DoubleLine Shiller Enhanced CAPE® , and DoubleLine Shiller Enhanced International CAPE® (each the “Fund” and collectively the “Funds”), each a series of DoubleLine Funds Trust (the “Trust”), appearing in Form N-CSR of the Trust for the year ended March 31, 2026, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Information” and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California

July 23, 2026